Exhibit 99.1

NEWS RELEASE

For Release:	Immediate

Contact:	Ted Detrick, Investor Relations - (215) 761-1414
Wendell Potter, Media Relations - (215) 761-4450

CIGNA REPORTS FIRST QUARTER 2007 RESULTS

Earnings Reflect Strong Results in Each of the Health and Related Benefits Businesses

o	Net income was $2.93 per share[1,2] in the quarter, a 2% increase over first quarter 2006. Adjusted income from operations[3] was $2.67 per share[1,2], a 27% increase over first quarter 2006.

o	Medical membership increased by 4.7% during the first quarter of 2007. Medical membership is expected to grow by 5% to 6.5% in 2007.

o	The company repurchased approximately 4.2 million shares for $575 million during first quarter 2007, and approximately 4.9 million shares for $680 million year to date through May 1, 2007.

o
The company currently estimates 2007 earnings per share[1,9], on an adjusted income from operations[3] basis, to be in the range of $10.25 to $10.95. This is higher than the company’s previous estimate, primarily reflecting the impact of share repurchase to date.

PHILADELPHIA, May 2, 2007 -- CIGNA Corporation (NYSE: CI) today reported net income of $289 million, or $2.93 per share1,2, for the first quarter of 2007 compared with $352 million, or $2.87 per share1,2, for the same period last year. Net income for the first quarter of 2006 included after-tax realized investment gains of $94 million.

CIGNA's adjusted income from operations3 was $264 million, or $2.67 per share1,2, for the first quarter of 2007 versus $258 million, or $2.11 per share1,2, for the same period last year. This quarter’s earnings reflect strong results in CIGNA's health care, disability and life, and international businesses.

“We generated strong earnings in each of our businesses in the first quarter of 2007,” said H. Edward Hanway, chairman and chief executive officer of CIGNA Corporation. “We grew health care membership, and our group disability and life as well as our international results reflect the strength of their respective competitive positions. Looking ahead, we are confident that we will continue to succeed in the marketplace by using our strengths and differentiated capabilities to enhance and improve the health, well-being, and security of our members.”

CONSOLIDATED HIGHLIGHTS

The following is a reconciliation of adjusted income from operations3 to net income (after-tax; dollars in millions, except per share amounts):

	Three months ended
	March 31, 2007	March 31, 2006	December 31, 2006
Adjusted income from operations[3]	$264	$258	$266
Realized investment gains, net of taxes	13	94	14
Special items,[4] net of taxes	-	-	(48)
Income from continuing operations	$277	$352	$232
Income from discontinued operations	12	-	-
Net income	$289	$352	$232
Adjusted income from operations[3], per share[1,2]	$2.67	$2.11	$2.61
Income from continuing operations, per share[1,2]	$2.80	$2.87	$2.28
Net income per share[1,2]	$2.93	$2.87	$2.28

•	Consolidated revenues were $4.4 billion for the first quarter of 2007 and $4.1 billion for the first quarter of 2006.

•	Health care medical claims payable[5] were approximately $755 million at March 31, 2007 and $710 million at December 31, 2006.

•
The company repurchased[6] on the open market approximately 4.2 million shares of its stock for $575 million during the first quarter of 2007 and approximately 4.9 million shares for $680 million year to date. As of May 2, 2007, the company has approximately $300 million of stock repurchase authority available.

•	Cash and short term investments at the parent company were approximately $770 million at March 31, 2007 and $425 million at December 31, 2006.

•
On April 25, 2007, CIGNA's Board of Directors declared a three-for-one stock split of the company’s common shares, in the form of a stock dividend, to all shareholders of record on May 21, 2007. Additionally, the Board of Directors authorized a 20 percent increase in the current dividend rate. Quarterly earnings per share on a post-split basis are presented in Note 2.

HIGHLIGHTS OF SEGMENT RESULTS

•	“Adjusted segment earnings (loss)” are adjusted income (loss) from operations[3], as applicable, for each segment (see Exhibit 2).

Health Care

•
This segment includes medical and specialty health care products and services provided on guaranteed cost, retrospectively experience-rated and service-only funding bases. Specialty health care includes behavioral, dental, disease management and pharmacy-related products and services.

Financial Results (dollars in millions, medical membership in thousands):

	First Qtr.	First Qtr.		Fourth Qtr.
	2007	2006	Change	2006	Change

Adjusted Segment Earnings, After-Tax	$168	$156	8%	$176	(5)%
Premiums and Fees	$2,675	$2,356	14%	$2,577	4%
Segment Margin, After-Tax[7]	5.5%	5.6%	(10) bps	5.9%	(40) bps
Total Medical Membership	9,830	9,018	9.0%	9,389	4.7%

•
Adjusted segment earnings include favorable after-tax prior year claim development of $3 million for the first quarter 2007, $11 million for the fourth quarter 2006, and $16 million for the first quarter 2006. Excluding prior year claim development, the first quarter 2007 adjusted segment earnings were driven by strong execution of our guaranteed cost pricing strategy, membership growth, and strong contribution from the specialty health care businesses.

•
Premiums and fees increased by approximately 14% year-over-year, reflecting medical membership growth including voluntary and limited benefits members, guaranteed cost rate increases, and higher Medicare Part D premiums.

Disability and Life

•	This segment includes CIGNA’s group disability, life, and accident insurance operations that are managed separately from the health care business.

Financial Results (dollars in millions):

	First Qtr.	First Qtr.		Fourth Qtr.
	2007	2006	Change	2006	Change

Adjusted Segment Earnings, After-Tax	$60	$58	3%	$46	30%
Premiums and Fees	$577	$508	14%	$546	6%
Segment Margin, After-Tax[7]	8.8%	9.4%	(60) bps	7.2%	160 bps

•	Adjusted segment earnings in the quarter resulted from competitively attractive margins driven by strong disability management results and favorable mortality in the group accident business.

International

•	This segment includes CIGNA’s life, accident and supplemental health insurance and expatriate benefits businesses operating in select international markets.

Financial Results (dollars in millions):

	First Qtr.	First Qtr.		Fourth Qtr.
	2007	2006	Change	2006	Change

Adjusted Segment Earnings, After-Tax	$38	$37	3%	$34	12%
Premiums and Fees	$414	$357	16%	$409	1%
Segment Margin, After-Tax[7]	8.7%	9.9%	(120) bps	7.9%	80 bps

•	Adjusted segment earnings in the quarter reflect competitively strong margins.

Other Segments

•	Adjusted segment earnings (losses) for CIGNA's remaining operations are presented below (after-tax, dollars in millions):

	First Qtr.	First Qtr.		Fourth Qtr.
	2007	2006	Change	2006	Change
Run-off Reinsurance	$ 1	$ -	--	$ 8	(88)%
Other Operations[8]	$ 23	$ 25	(8)%	$ 25	(8)%
Corporate	$ (26)	$ (18)	(44)%	$ (23)	(13)%

•
Run-off Reinsurance results for the quarter include the favorable impact of settlement activity related to the workers’ compensation and personal accident lines of business, largely offset by unfavorable claims experience in the guaranteed minimum income benefit product.

OUTLOOK

•
CIGNA currently estimates full year 2007 consolidated adjusted income from operations[3,9] to be in the range of $1.005 billion to $1.070 billion, $10.25 to $10.95 per share[1] on a pre-stock split basis and $3.40 to $3.65 per share[1]on a post-stock split basis, including $665 million to $720 million for the Health Care segment.

•
CIGNA currently estimates second quarter 2007 consolidated adjusted income from operations[3,9] to be in the range of $240 million to $265 million, or $2.45 to $2.70 per share[1] on a pre-stock split basis and $0.82 to $0.90 per share[1] on a post-stock split basis, including $155 million to $170 million for the Health Care segment.

•	CIGNA’s earnings per share[1] outlook excludes the impact of any future stock repurchase.

•	Full year 2007 medical membership is expected to grow by 5% to 6.5%.

•	Management will provide additional information about the 2007 earnings outlook on CIGNA's first quarter 2007 earnings call.

The foregoing statements represent management’s current estimate of CIGNA's consolidated and Health Care segment adjusted income from operations3 as of the date of this release. Actual results may differ materially depending on a number of factors, and investors are urged to read the Cautionary Statement included in this release for a description of those factors. Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Statistical Supplement are available on CIGNA’s website in the Investor Relations, Most Recent Disclosures section (http://www.cigna.com/about_us/investor_relations/recent_disclosures.html). A link to the conference call, on which management will review first quarter 2007 results and discuss the full year and second quarter 2007 outlook, is available in the Investor Relations, Event Calendar section of CIGNA’s website (http://www.cigna.com/about_us/investor_relations/events.html).

Notes:
1.	Earnings per share (EPS) are on a diluted basis.

2.	Below is the presentation of EPS on a diluted basis, adjusted to reflect the impending 3-for-1 stock split, which was declared on April 25, 2007 by the Board of Directors:

	March 31,	March 31,	December 31,
	2007	2006	2006
Adjusted income from operations, per share	$0.89	$0.70	$0.87
Income from continuing operations, per share	$0.93	$0.96	$0.76
Net income per share	$0.98	$0.96	$0.76

3.
CIGNA measures the financial results of its segments using Segment Earnings (Loss), which is defined as income (loss) from continuing operations excluding realized investment results. Adjusted income (loss) from operations is segment earnings (loss) excluding special items (which are identified and quantified in Note 4). Adjusted income (loss) from operations is a measure of profitability used by CIGNA’s management because it presents the underlying results of operations of CIGNA’s businesses and permits analysis of trends in underlying revenue, expenses and net income. This measure is not determined in accordance with generally accepted accounting principles (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measures, which are segment earnings (loss), income from continuing operations, and net income. See Exhibit 2 for a reconciliation of adjusted income (loss) from operations to segment earnings (loss), income from continuing operations, and consolidated net income.

4.	The special items included in net income and segment earnings (loss), but excluded from adjusted income (loss) from operations, adjusted segment earnings, and the calculation of segment margins are:

Fourth Quarter 2006
o	After-tax charge of $25 million resulting from settlement of the shareholder class-action lawsuit.

o	After-tax charge of $23 million related to CIGNA's continuing efforts to improve operating efficiency in its Health Care operations and supporting areas.

5.
Health care medical claims payable are presented net of reinsurance and other recoverables. The gross health care medical claims payable balance was $989 million as of March 31, 2007 and $960 million as of December 31, 2006.

6.
Repurchases were also made and may from time to time be made pursuant to written trading plans under Rule 10b5-1, which permit shares to be repurchased when CIGNA might otherwise be precluded from doing so under insider trading laws or because of self-imposed trading blackout periods.

7.
Segment margins in this press release are calculated by dividing adjusted segment earnings by segment revenues. Segment margin including special items for the Health Care segment was 5.4% for the three months ended December 31, 2006.

8.
Effective January 1, 2007, CIGNA changed its segment presentation to report the results of the Run-off Retirement business within Other Operations. Prior period results have been restated to conform to the new segment presentation.

9.
Information is not available for management to reasonably estimate future net income at this time. Full year 2007 net income will include realized investment results, which are not predictable, and may include special items. Information is not available for management to identify, or reasonably estimate 2007 special items.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

CIGNA and its representatives may from time to time make written and oral forward-looking statements, including statements contained in press releases, in CIGNA’s filings with the Securities and Exchange Commission, in its reports to shareholders and in meetings with analysts and investors. Forward-looking statements may contain information about financial prospects, economic conditions, trends, and other uncertainties. These forward-looking statements are based on management’s beliefs and assumptions and on information available to management at the time the statements are or were made. Forward-looking statements include but are not limited to the information concerning possible or assumed future business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, trends and, in particular, CIGNA's productivity initiatives, litigation and other legal matters, operational improvement in the health care operations, and the outlook for CIGNA's full year 2007 results. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe”, “expect”, “plan”, “intend”, “anticipate”, “estimate”, “predict”, “potential”, “may”, “should”, or similar expressions.

You should not place undue reliance on these forward-looking statements. CIGNA cautions that actual results could differ materially from those that management expects, depending on the outcome of certain factors. Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.	increased medical costs that are higher than anticipated in establishing premium rates in CIGNA’s health care operations, including increased use and costs of medical services;
2.	increased medical, administrative, technology or other costs resulting from new legislative and regulatory requirements imposed on CIGNA’s employee benefits;
3.
challenges and risks associated with implementing operational improvement initiatives and strategic actions in the health care operations, including those related to: (i) offering products that meet emerging market needs, (ii) strengthening underwriting and pricing effectiveness, (iii) strengthening medical cost and medical membership results, (iv) delivering quality member and provider service using effective technology solutions, and (v) lowering administrative costs;

4.
risks associated with pending and potential state and federal class action lawsuits, purported securities class action lawsuits, disputes regarding reinsurance arrangements, other litigation and regulatory actions challenging CIGNA’s businesses and the outcome of pending government proceedings and federal tax audits;

5.	heightened competition, particularly price competition, which could reduce product margins and constrain growth in CIGNA’s businesses, primarily the health care business;
6.	significant changes in interest rates;
7.	downgrades in the financial strength ratings of CIGNA’s insurance subsidiaries, which could, among other things, adversely affect new sales and retention of current business;
8.
limitations on the ability of CIGNA's insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries’ financial strength ratings, changes in statutory reserve or capital requirements or other financial constraints;

9.
inability of the program adopted by CIGNA to substantially reduce equity market risks for reinsurance contracts that guarantee minimum death benefits under certain variable annuities (including possible market difficulties in entering into appropriate futures contracts and in matching such contracts to the underlying equity risk);

10.
adjustments to the reserve assumptions (including lapse, partial surrender, mortality, interest rates and volatility) used in estimating CIGNA's liabilities for reinsurance contracts covering guaranteed minimum death benefits under certain variable annuities;

11.
adjustments to the assumptions (including annuity election rates and reinsurance recoverables) used in estimating CIGNA’s assets and liabilities for reinsurance contracts that guarantee minimum income benefits under certain variable annuities;

12.
significant stock market declines, which could, among other things, result in increased pension expenses of CIGNA’s pension plans in future periods and the recognition of additional pension obligations;

13.
unfavorable claims experience related to workers’ compensation and personal accident exposures of the run-off reinsurance business, including losses attributable to the inability to recover claims from retrocessionaires;

14.	significant deterioration in economic conditions, which could have an adverse effect on CIGNA’s operations and investments;

15.
changes in public policy and in the political environment, which could affect state and federal law, including legislative and regulatory proposals related to health care issues, which could increase cost and affect the market for CIGNA's health care products and services; and amendments to income tax laws, which could affect the taxation of employer provided benefits, and pension legislation, which could increase pension cost;

16.
potential public health epidemics and bio-terrorist activity, which could, among other things, cause CIGNA’s covered medical and disability expenses, pharmacy costs and mortality experience to rise significantly, and cause operational disruption, depending on the severity of the event and number of individuals affected;

17.	risks associated with security or interruption of information systems, which could, among other things, cause operational disruption; and
18.
challenges and risks associated with the successful management of CIGNA’s outsourcing projects or key vendors, including the agreement with IBM for provision of technology infrastructure and related services.

This list of important factors is not intended to be exhaustive. Other sections of our most recent Annual Report on Form 10-K, including the “Risk Factors” section, the Cautionary Statement in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and other documents filed with the Securities and Exchange Commission include both expanded discussion of these factors and additional risk factors and uncertainties that could preclude CIGNA from realizing the forward-looking statements. CIGNA does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 1

CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS
(Dollars in millions, except per share amounts)
	Three Months Ended March 31,
	2007	2006
REVENUES
Premiums and fees	$3,708	$3,268
Net investment income	280	329
Other revenues *	365	366
Realized investment gains (losses)	21	144
Total	$4,374	$4,107
ADJUSTED INCOME (LOSS) FROM OPERATIONS **
Health Care	$168	$156
Disability and Life	60	58
International	38	37
Run-off Reinsurance	1	-
Other Operations	23	25
Corporate	(26)	(18)
Total	$264	$258
NET INCOME
Segment Earnings (Loss)
Health Care	$168	$156
Disability and Life	60	58
International	38	37
Run-off Reinsurance	1	-
Other Operations	23	25
Corporate	(26)	(18)
Total	264	258
Realized investment gains (losses), net of taxes	13	94
Income from continuing operations	277	352
Income (loss) from discontinued operations	12	-
Net income	$289	$352
DILUTED EARNINGS PER SHARE:
Adjusted income from operations	$2.67	$2.11
Realized investment gains (losses), net of taxes	0.13	0.76
Special items, after-tax	-	-
Income from continuing operations	2.80	2.87
Income (loss) from discontinued operations	0.13	-
Net income	$2.93	$2.87
Weighted average shares (in thousands)	98,784	122,513
SHAREHOLDERS' EQUITY at March 31:	$4,152	$5,352
SHAREHOLDERS' EQUITY PER SHARE at March 31:	$43.28	$44.69

* Includes the following item:
- Pre-tax results from certain derivatives recorded in run-off reinsurance operations ($7 million loss for the first quarter of 2007, $40 million loss for the first quarter of 2006, $40 million loss for the fourth quarter of 2006). CIGNA recorded corresponding offsets in other benefit expenses to adjust liabilities for certain specialty life reinsurance contracts.

** See Exhibit 2 for a detailed reconciliation of adjusted income (loss) from operations to segment earnings (loss) and consolidated income from continuing operations and consolidated net income presented in accordance with generally accepted accounting principles (GAAP).

CIGNA Corporation	Exhibit 2
Supplemental Financial Information
Reconciliation of Adjusted Income from Operations to GAAP Net Income
(Dollars in millions, except per share amounts)

Three Months Ended	Diluted Earnings Per Share		Consolidated		Health Care		Disability & Life		International		Run-off Reinsurance		Other Operations		Corporate
March 31,	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006

Adjusted income (loss) from operations	$2.67	$2.11	$264	$258	$168	$156	$60	$58	$38	$37	$1	$-	$23	$25	$(26)	$(18)

Special items, after-tax:	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Segment earnings (loss) *	2.67	2.11	264	258	$168	$156	$60	$58	$38	$37	$1	$-	$23	$25	$(26)	$(18)
Realized investment gains (losses), net of taxes	0.13	0.76	13	94
Income from continuing operations **	2.80	2.87	277	352
Income (loss) from discontinued operations	0.13	-	12	-
Net income **	$2.93	$2.87	$289	$352

Three Months Ended December 31, 2006	Diluted Earnings Per Share	Consolidated	Health Care	Disability & Life	International	Run-off Reinsurance	Other Operations	Corporate

Adjusted income (loss) from operations	$2.61	$266	$176	$46	$34	$8	$25	$(23)

Special items, after-tax:
Charge associated with shareholder litigation settlement	(0.24)	(25)	-	-	-	-	-	(25)
Charge for cost reduction program	(0.23)	(23)	(15)	-	-	-	-	(8)

Segment earnings (loss) *	2.14	218	$161	$46	$34	$8	$25	$(56)
Realized investment gains (losses), net of taxes	0.14	14
Income from continuing operations **	2.28	232
Income (loss) from discontinued operations	-	-
Net income **	$2.28	$232

* CIGNA measures the financial results of its segments using "segment earnings (loss)," which is defined as income (loss) from continuing operations before realized investment gains (losses).

** Income from continuing operations and net income are presented in accordance with generally accepted accounting principles (GAAP).